UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2011

Gold Standard Mining Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53434	80-0250289
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

28036 Dorothy Drive, Suite 307

               Agoura Hills, California 91301

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (818) 665-2098

                                         Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 8, 2011, Gold Standard Mining Corp. (the “Company”) appointed Novichkov Oleg Pertovich as the Company’s Vice President of Russian Operations.  A copy of the press release announcing Mr. Pertovich’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Pertovich has had significant involvement in, and familiarity with, the Amur Region of Russia, which is where the Company’s Russian operations are located.  From 2005 to the present, Mr. Pertovich has served as the head of the Amur Region’s Natural Resource Development Office, which is responsible for the enforcement of laws governing mining licenses in the Amur Region.  From 1998 until 2005, Mr. Pertovich was a Director of Prom Story Mantaje.  From 1995 until 1998, he was Vice President of OAO Concearn.  From 1992 until 1995, Mr. Pertovich was a Director of the Internal Economic Office of the Amur Region.

Mr. Pertovich is 47 years old and there is no family relationship between Mr. Pertovich and any of the Company’s officers and directors.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No. ___________	Description _____________________________________________________
99.1	Press Release, dated April 14, 2011, announcing the appointment of Novichkov Oleg Pertovich as the Company’s Vice President of Russian Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD STANDARD MINING CORP. By: PANTELIS ZACHOS /s/ PANTELIS ZACHOS Pantelis Zachos Chief Executive Officer

Dated: April 14, 2011